UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2017

SIRRUS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-199818	81-4158931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11340 Lakefield Drive, Suite 200, Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 263-7622

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2017 (the "Effective Date"), Sirrus Security, Inc. ("Sirrus"), a Georgia corporation and wholly-owned subsidiary of the Registrant, entered into a Strategic Partnership Agreement (the "Agreement") with RelifyTime, LLC, a Nevada limited liability company ("Relify"), pursuant to which Relify has engaged Sirrus to develop and design a software applications program and hosting platform to be known as "Relify Time" (the "Product").

As consideration for the development and use of the Product, Relify has agreed to pay Sirrus a royalty fee in an amount equal to 40% of the gross profit (gross sales less cost of goods sold), commencing on the date when Relify first sells licensed services incorporating the Product until an aggregate of $500,000 has been paid to Sirrus (the "Royalty Period").

During the Royalty Period, Sirrus will provide maintenance and support for Product. Any support and maintenance services, updates, versions or new releases after the expiration of the Royalty Period shall be contracted under a separate agreement between the parties to be executed no later than 30 days prior to the end of the Royalty Period.

At any time during the term of the Agreement and up to one year thereafter, if Relify decides to sell the Product to a third party, Sirrus will have a 30-day right of first refusal to acquire the Product from Relify. At any time during the term of the Agreement and one year thereafter, Relify shall grant Sirrus the right of first refusal for any financing transaction, expiring 14 days after notice is given.

Upon the completion of the Royalty Period, all intellectual property rights developed by Sirrus in connection with the provision of the services to Relify under the Agreement, or jointly by Sirrus or Relify, or by Sirrus pursuant to the specifications or instructions provided by Relify, shall belong exclusively to Relify. All pre-existing intellectual property rights shall remain the sole property of Sirrus. Notwithstanding anything contained in the Agreement, Sirrus shall be free to use any ideas, concepts, or know-how developed or acquired by Sirrus during the performance of the Agreement to the extent obtained and retained by Sirrus’ personnel.

The term of the Agreement commences on the Effective Date and continues until the completion of the Royalty Period. The Agreement may be terminated by either party upon written notice to the other, if the other party breaches any material obligation under the Agreement and fails to cure such breach within 30 days of receiving notification. In the case of a termination of the Agreement, Relify has agreed to pay Sirrus for all services rendered and work performed up to the effective date of the termination.

The Agreement also contains customary indemnification and confidentiality provisions. Neither party may assign its rights or obligations under the Agreement without the prior written consent of the other party.

A copy the Agreement is filed as Exhibit 10.1 to this Report and incorporated by reference herein.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number:	Description:

10.1	Strategic Partnership Agreement dated May 8, 2017 between RelifyTime, LLC and Sirrus Security, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRRUS CORP.
Date: May 12, 2017	By: /s/ Sparrow Marcioni
Name: Sparrow Marcioni Title: Chief Executive Officer, President, Secretary & Treasurer

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